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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CIBER, Inc. of our report dated March 26, 2001 relating to the financial statements and financial statement schedule, which appears in Aris Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP

Seattle, Washington
June 29, 2001